Exhibit 16

March 14, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.     20549

Re:     Old Line Bancshares, Inc.

Ladies and Gentlemen:

We have read the statements made by Old Line Bancshares, Inc., which we understand will be filed with the Commission as part of the Form 10-K of Old Line Bancshares, Inc. dated March 14, 2014. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

Rowles & Company, LLP

8100 Sandpiper Circle, Suite 308, Baltimore, Maryland 21236

443-725-5395      FAX 443-725-5074

Website:      www.Rowles.com